UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CONTEXTLOGIC INC.
(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of a press release relating to the proposed acquisition of substantially all of the assets of ContextLogic Inc., a Delaware corporation (the “Company”), by Qoo10 Inc., a Delaware corporation (“Qoo10 Delaware”), or its designated affiliate, other than (A) federal income tax net operating loss carryforwards and certain other tax attributes of the Company, (B) the Company’s marketable securities held in a specified wealth management account and (C) the Company’s cash and cash equivalents held in that wealth management account, as specified in that certain Asset Purchase Agreement, dated February 10, 2024, by and among the Company, Qoo10 Delaware and Qoo10 Pte. Ltd., a Singapore private limited company and parent of Qoo10 Delaware, as amended. The press release was first used or made available on April 12, 2024.

FOR IMMEDIATE RELEASE

ContextLogic Announces Adjournment of Special Meeting of Stockholders to Allow Additional Time for Stockholders to Vote “FOR” the Transaction with Qoo10

Approximately 97% of Shares Voted have been “FOR” the Transaction;

Approximately 500,000 Additional Shares Needed to Vote “FOR” to Complete Transaction

Urges ALL Stockholders to Protect the Value of their Investment by Voting “FOR” the Transaction TODAY

SAN FRANCISCO, April 12, 2024 – ContextLogic Inc. (d/b/a Wish) (NASDAQ: WISH) (“ContextLogic” or the “Company”) today announced its Special Meeting of Stockholders (the “Special Meeting”) being held today will convene and then adjourn without conducting any business. The Special Meeting will reconvene at 11:30 a.m. Pacific Time on April 18, 2024. The Special Meeting was being held in connection with the Company’s proposed asset sale transaction (the “Asset Sale”) to Qoo10 Pte. Ltd. (“Qoo10”), as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024.

To realize the benefits of this value-maximizing Asset Sale, the holders of a majority of ContextLogic outstanding shares must vote in support of the transaction. Approximately 97% of the shares voted have been “FOR” the Asset Sale. ContextLogic currently needs approximately 500,000 additional shares to vote “FOR” the transaction in order to achieve the necessary threshold. The adjournment will provide time to solicit additional proxies necessary to obtain the requisite approval.

Stockholders who have previously submitted their proxy or otherwise voted do not need to take any action. The proxy card included with the previously distributed proxy materials will not be updated to reflect the adjournment and may continue to be used to vote shares in connection with the Special Meeting.

VOTING TODAY “FOR” THE TRANSACTION IS EXTREMELY IMPORTANT AND CRITICAL TO THE FUTURE OF YOUR INVESTMENT IN CONTEXTLOGIC

Upon closing of the transaction, ContextLogic will continue as a publicly traded company with ~$2.7 billion of net operating loss (“NOL”) carryforwards. Closing the Asset Sale as soon as possible will also maximize the Company’s post-closing cash.

The ContextLogic Board of Directors urges all stockholders to protect the value of your investment, by voting FOR the transaction TODAY. All stockholders of record as of the close of business on March 7, 2024 are entitled to vote at the Special Meeting.

Each stockholder’s vote matters and is important no matter how many shares they own. A failure to vote is the same as voting against the transaction. Every day that stockholder approval is delayed will very likely result in materially lower post-closing cash and puts the value of the NOLs at significant risk.

How to Vote Your Shares

ContextLogic stockholders can vote online or by telephone by following the easy instructions on the previously provided proxy card. To ensure your shares are represented at the Special Meeting, ContextLogic stockholders are urged to vote online or by telephone by following the easy instructions on the previously provided proxy card. The new electronic voting deadline is 11:59 p.m. Eastern Time on April 17, 2024.

If you are a stockholder of record and have questions or need assistance voting your shares, please contact the Company's proxy solicitor MacKenzie Partners by calling toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

Upon receipt of stockholder approval, the Company expects to complete the transaction in the days following.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on X (formerly Twitter) and YouTube.

Additional Information and Where to Find It

In connection with the Asset Sale to the acquiring subsidiary designated by Qoo10 (the “Buyer”), the Company has filed with the SEC, and has furnished to the Company’s stockholders, a definitive proxy statement, and other relevant documents pertaining to the transactions contemplated by the asset purchase agreement with Qoo10 Inc. and Qoo10 (the “Transactions”). Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety because they contain important information about the Transactions. Stockholders of the Company may obtain the definitive proxy statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to ContextLogic Inc., One Sansome Street, 33rd Floor, San Francisco, California 94104, Attention: Ralph Fong.

Forward Looking Statements

Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and related oral statements the Company, Qoo10 or the Buyer may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the Transactions may not be satisfied, (2) the timing of completion of the Transactions is uncertain, (3) the amount of the purchase price adjustment under the asset purchase agreement with Qoo10 Inc. and Qoo10 is uncertain and may be material, (4) the amount of that purchase price adjustment could be adversely affected by any delays in closing the Transactions, including delays in obtaining the stockholder vote at the Special Meeting, (5) there can be no assurance as to the extent to which the post-closing Company will find opportunities to utilize the NOLs, and when any such utilization will occur, (6) the business of the Company may suffer as a result of uncertainty surrounding the Transactions, (7) events, changes or other circumstances could occur that could give rise to the termination of the asset purchase agreement with Qoo10 Inc. and Qoo10, (8) there are risks related to the disruption of management’s attention from the ongoing business operations of the Company due to the Transactions, (9) the announcement or pendency of the Transactions could affect the relationships of the Company with its clients, operating results and business generally, including on the ability of the Company to retain employees, (10) the outcome of any legal proceedings initiated against the Company, Qoo10 or the Buyer following the announcement of the Transactions could adversely affect the Company, Qoo10 or the Buyer, including the ability of each to consummate the Transactions, and (11) the Company may be adversely affected by other economic, business, and/or competitive factors, as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company on file with the SEC. Neither the Company nor Qoo10 or the Buyer undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements are attributable to the Company, Qoo10 or the Buyer and/or any person acting on behalf of any of them.

Contacts

Investor Relations:

Ralph Fong, Wish

ir@wish.com

Media:

Carys Comerford-Green, Wish

press@wish.com

Nick Lamplough / Dan Moore / Jack Kelleher

Collected Strategies

WISH-CS@collectedstrategies.com